Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedules of Aevi Genomic Medicine Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (on Form S-3) and related Prospectus of Aevi Genomic Medicine Inc. for the registration of up to 26,176,126 shares of its common stock.

Haifa, Israel	/s/ KOST, FORER, GABBAY & KASIERER
December 28, 2017	A Member of EY Global